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                                                                    EXHIBIT 99.4

                         [THE UNIMARK GROUP LETTERHEAD]
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FOR IMMEDIATE RELEASE                              FOR MORE INFORMATION, CONTACT
March 31, 1999                                     Charles A Horne,
                                                   Chief Financial Officer
                                                   (817) 491-2992

                THE UNIMARK GROUP, INC. NAMES CHARLES A. HORNE,
                            CHIEF FINANCIAL OFFICER

Bartonville, TX March 31, 1999 - The UniMark Group, Inc. (Nasdaq NMS: UNMG), a specialty processor, distributor and marketer of shelf-stable, chilled and frozen citrus and other fruit products with operations in the United States, Mexico, Canada, the United Kingdom, and Japan, has named Charles "Chuck" A. Horne, Chief Financial Officer. Mr. Horne is fluently bilingual and bicultural (English/Spanish) with years of international experience.

Prior to joining UniMark, Mr. Horne was Partner in Horne-Alexander Consulting, a firm dedicated to providing financial and operational services to growth and transformation oriented companies. From 1986 until 1994, Mr. Horne was Partner in Ernst & Young L.L.P., a member of the "Big 5" accounting firms. During his time at Ernst & Young L.L.P., in addition to normal Partner duties, Mr. Horne served in a variety of capacities including Regional Director of Quality Assurance for the Southern Region and Country Managing Partner; Consulting Practice in Madrid, Spain. Prior to Ernst & Young L.L.P., Mr. Horne was Partner in Andersen Consulting (Arthur Anderson & Co.) and was one of the founding members of Andersen Consulting's Manufacturing Core Group. Mr. Horne received a bachelor's degree from the University of Kentucky.

Soren Bjorn, President and CEO, said, "I am very pleased to have Chuck a part of our management team. His years of international experience will bring a valuable benefit to the Company. Along with the recent hiring of Roman Shumny, Senior Vice President, Marketing, we continually strive to reinforce our management team with highly qualified, experienced individuals to implement our strategic goals."

                For more information, please visit our web site
                             www.sunfreshfruit.com

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